UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2023

MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

DE	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

52 Discovery Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

(949) 297-7000
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2023, the Board of Directors (the “Board”) of Masimo Corporation, a Delaware corporation (the “Corporation”) approved and adopted amended and restated bylaws (the “Amended and Restated Bylaws”) which revert to the Second Amended and Restated Bylaws of the Corporation, dated as of October 24, 2019 (included as Exhibit 3.1 to the Current Report on Form 8-K, filed by the Corporation with the U.S. Securities and Exchange Commission on October 30, 2019), except that the Amended and Restated Bylaws continue to provide that the period for stockholders to give notice of their intention to nominate directors to stand for election and to submit stockholder proposals for consideration at the 2023 annual meeting of stockholders will begin on March 24, 2023 and will remain open for one month, closing at 6:00 p.m. local time in Wilmington, Delaware on April 24, 2023.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Fifth Amended and Restated Bylaws adopted on February 5, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASIMO CORPORATION

Date: February 6, 2023	By:	/s/ Tom McClenahan
Tom McClenahan
Executive Vice President, General Counsel & Corporate Secretary

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